EXHIBIT 99.1

Peter Watson

4424 Sunset Boulevard

North Vancouver, B.C. V7R 3Y9

April 24, 2008

Gavin Roy

7425 Arbutus Street

Vancouver, B.C. V6P 5T2

Black Tusk Minerals Inc.

408 – 1199 West Pender Street

Vancouver, B.C. V6E 2R1

Ladies and Gentlemen:

The undersigned holder (“Holder”) is the holder of 3,750,000 shares of common stock, par value $0.001 per share, of Black Tusk Minerals Inc., a Nevada corporation (the “Company”), evidenced by certificate numbers ZQ000027 and ZQ000026, registered in the name of Peter Watson. The Holder desires to transfer, assign and sell 950,000 shares of common stock of the Company (the “Common Shares”) to the transferee as set forth below (the “Transferee”) under the terms of this letter agreement. In connection with such transfer, the Holder and the Transferee hereby agree and represent and warrant as follows:

1.         Holder hereby transfers, assigns and sells 950,000 Common Shares to the Transferee in consideration of US$475.00 (the “Purchase Price”).

2.         Transferee is acquiring the Common Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Common Shares to the public in violation of applicable federal and state securities laws. No contractual arrangement with respect to the sale of the Common Shares, oral or written, exists or will exist between the Holder, Transferee or any other person with respect to the sale of the Common Shares.

3.         Transferee has had access to adequate information concerning the Company, its business, financial condition, results of operations and prospects, sufficient to make an informed decision concerning the sale of the Common Shares.

4.         Transferee acknowledges that the Common Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and agrees to transfer the Common Shares only in a transaction that complies with the registration provisions of the Act or an exemption therefrom.

5.         Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the sale of the Common Shares and is able to bear the economic risks of such investment.

6.         Transferee is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Act.

7.         Transferee acknowledges that it is not accepting delivery of the Common Shares as a result of any general solicitation or general advertising (as such terms are defined under Regulation D promulgated under the Act).

8.         Transferee agrees that if such Transferee decides to offer, sell or otherwise transfer the Common Shares, such Transferee will not offer, sell or otherwise transfer the Common Shares directly or indirectly, unless:

(a)	the sale is to the Company;
(b)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Act and in compliance with applicable local laws and regulations;
(c)

the sale is made in compliance with the exemption from the registration requirements under the Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities or “Blue Sky” laws; or

(d)	the securities are sold in a transaction that does not require registration under the Act or any applicable U.S. state laws and regulations governing the offer and sale of securities; and

with respect to subparagraphs (c) and (d) hereof, it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company.

9.         Transferee understands and acknowledges that until such time as the same is no longer required under applicable requirements of the Act or applicable state laws, any certificates representing the Common Shares and any certificates issued in exchange therefor or in substitution thereof, shall bear a legend containing the restrictions on transfer set forth in this letter.

10.       Transferee consents to the Company making a notation on its record or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set forth and described herein.

HOLDER:

____________________________________
Peter Watson

[Signatures Continue on Following Page]

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TRANSFEREE:

____________________________________

Gavin Roy

Registration Instructions: 950,000 Number of Common Shares Gavin Roy Name (as it should appear on the certificates) 7425 Arbutus Street, Vancouver, B.C. V6P 5T2 Address

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